EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 2004 relating to the financial statements and financial statement schedule of Ecology and Environment, Inc., which appears in Ecology & Environment Inc.’s Annual Report on Form 10-K for the year ended July 31, 2005.

/s/ PricewaterhouseCoopers LLP
Buffalo, New York
February 6, 2006